UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2017

WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 19, 2017, WSI Industries, Inc. (the “Company”) appointed Michael J. Pudil as the Company’s President and Chief Executive Officer to succeed Benjamin T. Rashleger. Also on May 19, 2017, Mr. Rashleger resigned as a director. Mr. Pudil will continue to serve on the Board of Directors as its Chairman. The Company issued a press release on May 22, 2017 relating to the transition of the President and Chief Executive Officer position, which press release is furnished hereto as Exhibit 99.1.

Michael J. Pudil, age 68, has served as a director of the Company since 1993 and is the Chairman of the Board of Directors. Mr. Pudil also served as the Company’s Chief Executive Officer from 1993 until December 31, 2011. Prior to joining the Company, Mr. Pudil was Vice President and General Manager of Remmele Engineering, Inc., a privately-held contract machining company located in St. Paul, Minnesota.

On May 19, 2017, the Company and Mr. Pudil entered into an offer letter agreement (the “offer letter”) pursuant to which Mr. Pudil agreed to serve as the Company’s President and Chief Executive Officer effective as of May 19, 2017. The Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the compensation to Mr. Pudil under the offer letter, which is attached hereto as Exhibit 10.1. The offer letter provides that Mr. Pudil’s compensation as President and Chief Executive Officer will consist of a base salary of $150,000 for the one-year period beginning May 19, 2017 and stock option and restricted stock awards under the Company’s 2005 Stock Plan granted on May 19, 2017. In addition, Mr. Pudil and the Company entered into a severance and change of control letter agreement (the “Letter Agreement”) by which the Company agreed to pay Mr. Pudil’s an amount equal to his base salary for the remainder of the one-year period ending May 19, 2018 if Mr. Pudil’s employment were terminated during that period by the Company without cause, by Mr. Pudil for good reason following a change of control or by reason of Mr. Pudil’s death or disability. Under these same circumstances, the vesting and lapse of restrictions on the stock option and restricted stock awards granted to Mr. Pudil on May 19, 2017 will accelerate. The foregoing summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

To implement the provisions of the severance letter agreement with Mr. Rashleger dated October 20, 2011 (the “Severance Agreement”), the Company and Mr. Rashleger entered into a separation letter agreement dated May 19, 2017 (the “Separation Agreement”). By the Separation Agreement, the parties agreed that Mr. Rashleger’s employment with the Company will terminate May 19, 2017, the Company provided the form of general release in favor of the Company that Mr. Rashleger is obligated to deliver as a condition of the benefits of the Severance Agreement, and the parties agreed that Mr. Rashleger would be entitled to the benefits under the Severance Agreement for a termination without cause. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Offer Letter Agreement dated May 19, 2017 by and between WSI Industries, Inc. and Michael J. Pudil.

10.2	Severance and Change of Control Letter Agreement dated May 19, 2017 by and between WSI Industries, Inc. and Michael J. Pudil.

10.3	Separation Letter Agreement dated May 19, 2017 by and between WSI Industries, Inc. and Benjamin T. Rashleger.

99.1	Press release issued by WSI Industries, Inc. on May 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Paul D. Sheely
Paul D. Sheely
Vice President, Finance & CFO

Date: May 22, 2017